UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                           --------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                            -------------------------


       Date of Report (Date of earliest event reported): December 16, 2002


                              ADZONE RESEARCH, INC.
             (Exact name of registrant as specified in its charter)


        Delaware                       0-28717                   88-0420405
(State or other Jurisdiction       (Commission File            IRS Employer
   of Incorporation)                    Number)              Identification No.)


              4062-80 Grumman Boulevard, Calverton, New York 11933 (Address of principal executive offices, including zip code)


                                 (631) 369-1100
                         (Registrant's telephone number)

ITEM 5. OTHER EVENTS.

On December 16, 2002, Charles Cardona, the Company's Chairman, President and Chief Executive Officer, and John Cardona, a Director and the former President of the Company, each voluntarily surrendered 3,500,000 shares of Common Stock of the Company owned by him. The surrendered shares had been received by each of them as compensation under his respective Employment Agreement with the Company dated August 29, 2001. The issuance of such shares had a dilutive effect on the Company's Common Stock, and the intent of their voluntary surrender was to reverse any such dilution. The Board of Directors has determined to cancel the 7,000,000 tendered shares. Prior to such surrender and cancellation, there were 46,735,462 shares of the Company's Common Stock, $0.001 per share par value, outstanding. Effective upon such cancellation, there are 39,735,482 shares of our Common Stock outstanding.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL STATEMENTS AND EXHIBITS.

(a)   Not applicable.

(b)   Not applicable.

(c)   Exhibits.

      None

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  December 18, 2002               ADZONE RESEARCH, INC.


                                        By: /s/ CHARLES CARDONA
                                           -----------------------
                                           Charles Cardona
                                           President, Chief Executive Officer